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                                                                    Exhibit 8.4


                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                              New York, NY 10016



                                                September 8, 1999


Frontier Corporation
180 South Clinton Avenue
Rochester, New York 14646


Re:  Merger of  GCF Acquisition Corp. with and into Frontier
     -------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for Frontier Corporation, a New York corporation ("Company"), in connection with the proposed merger (the "Merger") of GCF Acquisition Corp., a New York corporation ("Sub") and a direct wholly-owned subsidiary of Global Crossing Ltd., a company formed under the laws of Bermuda ("Parent"), with and into Company, pursuant to an Agreement and Plan of Merger, dated as of March 16, 1999, as amended by Consent and Amendment No. 1, dated as of May 16, 1999, and Amendment No. 2, dated as of September 2, 1999 (the "Merger Agreement"), by and among Parent, Sub and Company under which each issued and outstanding share of Company common stock, not owned directly or indirectly by Parent or directly by Company will be converted into the right to receive common stock of Parent.

          In that connection, you have requested our opinion concerning the discussion of the material United States federal income tax consequences of the Merger to United States holders of Company common stock under the caption "Certain federal income tax and Bermuda tax consequences--Federal income tax consequences" in the Registration Statement on Form S-4 of Parent, being filed today (the "Registration Statement") which Registration Statement constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (file No. 333-82657) of Parent which includes the Proxy Statement/Prospectus of the Company and Parent and the supplement thereto, filed with the Securities and Exchange Commission (the "SEC") and to which this opinion appears as an exhibit. In providing our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete and will not later become inaccurate, (iii) each of Company and Parent will deliver to us representation letters, dated as of the Closing Date, substantially in
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Frontier Corporation               -2-                        September 8, 1999



the form of the representation letters presented to us on August 4, 1999 (the "Representation Letters"), (iv) the representations made to us by the Company and Parent in their respective Representation Letters will be true, correct and complete as of the Closing Date and will not later become inaccurate, without regard to any limitations of such representations to "the best knowledge of" or any similar qualifications and (v) any representations made in the Merger Agreement "to the best knowledge of" or similarly qualified are true, correct and complete and will not later become inaccurate, in each case, without regard to such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement and Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

          The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the discussion set forth in the Registration Statement under the caption "Certain federal income tax and Bermuda tax consequences--Federal income tax consequences" includes an accurate summary of the material United States federal income tax consequences of the Merger to United States holders of Company common stock.

     We are furnishing this opinion in connection with the filing of the Registration Statement with the SEC, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

     We consent to the filing of this opinion as Exhibit 8.4 to the Registration Statement, and to the references to our firm name therein.


                         Very truly yours,

                         /S/ Simpson Thacher & Bartlett
                         -----------------------------------------

                         SIMPSON THACHER & BARTLETT